Exhibit 1.1

AMENDED TEXT OF BY-LAWS OF LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA: “ARTICLE FIRST: this Company, formerly known as Compañía Argentina Ganadera, Agrícola, Comercial e Industrial S.A., shall change its corporate name to “Loma Negra Compañía Industrial Argentina Sociedad Anónima”; this new corporate name may only be amended by Special Shareholders’ Meeting. ARTICLE SECOND: the legal domicile of the Company shall be in the City of Buenos Aires, irrespective of any subsidiary, agency, branch and special domicile anywhere in the Argentine Republic or abroad that its Board of Directors may fix, it being authorized to establish or not a certain capital for them. The domicile is fixed irrespective of the provisions of laws of other countries regarding subsidiaries, branches and agencies therein established. ARTICLE THIRD: the term of duration of the Company shall be ninety nine years as from July 3, 2017. This term may be extended upon resolution of Special Shareholders’ Meeting called to such effect. ARTICLE FOURTH: the corporate purpose shall be the following: to carry out activities on its own behalf and/or on behalf of third parties in the Argentine Republic or abroad related to cattle industry, agriculture, commerce, industries and to perform real estate transactions and financial operations. To such effect and pursuant to resolution of Board of Directors, it may carry out the following transactions: 1) to purchase, sell, register, lease, sub-lease, operate and explore any kind of business, mining concession and market their products; 2) to purchase and sell personal and real property and livestock, to lease or encumber such goods, to manage the construction and concession of electricity, gas and water utility services and the concession of communication means as well as of land, rail, water and air transportation of any nature. To explore and operate mines of any category, including liquid and gas hydrocarbon deposits, carrying and commercializing such kind of substances on its own behalf or on behalf of third parties. To operate power plants, manufacturing areas, sawmills, mills, brick kilns, quarries and other industries. To construct, purchase or rent houses for personnel, workers and third parties, to enter into agreements, acts and real estate, commercial, industrial and financial operations with National or Provincial Governments, Governments of National Territories or of Municipalities and Development Committees, Business Corporations and individuals, directly or indirectly related to the corporate purpose or to foster its development; 3) to register, purchase, own and use in its transactions trade names, trademarks and marks for cattle, formulae, inventions, patents and devices of any kind and also concessions, privileges and franchises of national and provincial governments, governments from national or municipal territories of the country or abroad or any other right and privilege convenient for the corporate purpose and to obtain licenses or privileges of any kind with priority over them, provided it is permitted by law; 4) to purchase in any other manner assets or liabilities of companies or persons and to pay their price in cash, goods or shares or in any other security. To take temporary or permanent part in such companies or individuals provided they are related with its corporate purpose, it being authorized to be represented to act as managers or directors thereof provided it is not prohibited by law; 5) to purchase, assign and transfer shares, bonds or other securities of any national, provincial or foreign corporation and municipal, provincial, national or foreign bonds or obligations. To issue in exchange of such securities, bonds, debentures, values or obligations and provided it has them in its possession, to exercise all rights, powers and privileges that correspond to owners of the mentioned securities, including the right to vote at Shareholders’ Meetings; 6) to issue debentures pursuant to the provisions of General Companies Law No 19.550, and any law amending and/or replacing it, to issue negotiable obligations pursuant to Negotiable Obligations Law No. 23.576 any law amending and/or replacing it, to issue warrants or certificate of deposits pursuant to Warrants and Certificates of Deposits Law No. 9.643 and to issue other debt securities in domestic or foreign currency, with or without collateral, with special or floating guarantee, pursuant to the provisions of General Companies Law No 19.550, of Negotiable Obligations Law No. 23.576 and of Capital Markets Law No. 26.831 and any law amending and/or replacing them, being authorized to issue such debentures with clauses to convert them into common and/or preferred shares and granting preemptive rights provided the conversion possibility is still pending under equal conditions with the shares that shall be converted. These securities may also be used to pay dividends, interests and to redeem and pay securities in the country or abroad; they may also be redeemed pursuant to resolution of Special General Shareholders’ Meeting which shall set forth the prior notice term, either considering their nominal value or equivalent value that shall be set forth based on coefficients timely fixed by the Board of Directors. This power is included within the powers of the Board of Directors by delegation from the Shareholders’ Meeting with the force of law; 7) to issue options on shares or other securities convertible into shares pursuant to Capital Markets Law No. 26.831 and any law amending and/or replacing it. Such options may be issued in favor of members of the Board of Directors, managers and personnel of the Company and/or in favor of third parties as determined by the pertinent Shareholders’ Meeting and may grant or not preemptive or accretion rights, pursuant to the decision of the Shareholders’ Meeting and in those cases authorized by laws in force; 8) Pursuant to the provisions of applicable laws, to purchase or acquire its own shares, debentures negotiable obligations or other securities or debt securities and to perform, regarding them, any transaction authorized by the General Companies Law No 19.550, the Negotiable Obligations Law No. 23.576, the Capital Markets Law No. 26.831 and any law amending and/or replacing them as well as any other applicable rule or law; 9) to grant and accept securities, covered bonds and shares of any nature, due to loans from national, provincial, municipal or particular banks, companies with or without guarantees to which effect it may borrow money as authorized by the Company’s By-laws; 10) to secure own or foreign capital with security interest over urban or rural properties, to receive consignments and to act on behalf of third parties; 11) to administer, build, remodel and lease rural and urban properties and to collect the rent, on its own behalf or on behalf of third parties; 12) to accept on behalf of third parties capital to purchase real property or for mortgages or to use it for other businesses; 13) to use up to 10% of its capital, reserves and profits for social, cultural or charitable works directly or indirectly related to the corporate purpose and to areas where its activities are developed provided their purpose is common good. To this purpose the Board of Directors may verify gifts, create foundations or carry out any other act necessary to comply with the purposes to which this item refers; and 14) to give any kind of guaranty, either security interests or personal guaranty to secure its own obligations and/or obligations from third parties that refer to activities related to its main purposes. To such effect, the Company has full legal capacity to acquire rights, incur obligations and perform any act not prohibited by the laws or this By-law. ARTICLE FIFTH: the capital stock amounts to AR$ 56,602,649(Argentine pesos fifty six million six hundred and two thousand six hundred forty nine), represented by 566,026,490 (five hundred sixty six million twenty six thousand four hundred and ninety)

common book entry shares of AR$ 0.10 nominal value each and granting right to one vote per share. The capital stock may be increased up to five times its value according to the decision of the Regular Shareholders’ Meeting pursuant to the procedure set forth in section 188 of General Companies Law No 19.550 and any law amending and/or replacing it which shall be published and registered without requiring new administrative conformity. The Shareholders’ Meeting may only delegate to the Board of Directors the time of issuance as well as the manner and payment conditions. If the Company is authorized to make a public offering of shares, 1) the Shareholders’ Meeting may delegate to the Board of Directors the power to determine the additional paid in capital within the limits set forth by the Shareholders’ Meeting; 2) the capital stock may be increased by the Shareholders’ Meeting without any limit without need of amending the By-laws; and 3) the amount of the capital stock and its evolution shall be stated in the financial statements of the Company as required by legal and regulatory provisions in force. ARTICLE SIXTH: the statutory and/or optional reserves created may be capitalized at any time upon resolution of any Regular or Special General Shareholders’ Meeting. ARTICLE SEVENTH: Shares may be common shares with or without additional paid-in capital, with right to simple or multiple vote, redeemable or not, or preferred shares with or without additional paid-in capital, redeemable or not, with or without priority over capital stock in case of dissolution or liquidation, with or without redemption premium, with or without fixed, simple or accumulative interest, with or without participation in earnings after payment of the agreed upon fixed interest, with or without voting rights at Shareholders’ Meetings and with or without right to appoint directors per class to represent them at the Board of Directors’ Meeting. All preferred shares without voting rights issued or to be issued shall have the right to take part in Shareholders’ Meetings held, in the same conditions as common shares as regards issues included in fourth paragraph of section 244 of General Companies Law No 19.550 and any law amending and/or replacing it and in connection with any other issue during the term of delay in the collection of dividends agreed upon placement of such shares. If the Company is authorized to make public offering of its shares, no new shares of multiple votes may be issued except for shares issued as a consequence of capitalization of capital adjustments or other exceptions permitted by applicable rules. ARTICLE EIGHTH: Shares shall be book entry shares and shall be recorded in accounts on behalf of their holders kept in a registry authorized to such effect that may be kept by the Company, another bank or a central security deposit. The transfer of shares shall be recorded in records in compliance with any other requirement set forth by legal and regulatory rules. Shares shall always have the same value in Argentine currency and shall grant the same rights within the same class. Shares shall be indivisible and shall have only one owner per share; therefore, in case of co-ownership, representation to exercise corporate rights and comply with corporate obligations shall be unified. Common shares shall grant their owner a preemptive right to subscribe new shares of the same class as well as accretion right pursuant to section 194 of General Companies Law No 19.550 and any law amending and/or replacing it. If the Company is authorized to make public offering of its shares and has authorization from legal provisions in force, preemptive rights and accretion rights mentioned above may be exercised through the pertinent placement procedure under the terms and conditions set forth by law. Total or partial amortization of paid in shares is authorized; such amortization must be carried out with net profits after the Shareholders’ Meeting fixes the fair price and ensures equality among shareholders pursuant to the provisions of laws in force. ARTICLE NINTH: Shareholders are bound to pay the value of subscribed shares at the price and subject to the remaining conditions fixed for issuance. In case of delay in integration, the provisions of section 192 of General Companies Law No 19.550 and any law amending and/or replacing it shall be applicable. Likewise, the Board of Directors may determine that subscription rights corresponding to shares in delay be sold in public auction or through a broker if shares are listed or that the rights of the defaulting shareholder be terminated after notice given to integrate the shares within a term not exceeding thirty days pursuant to the provisions of section 193 of General Companies Law No 19.550 and any law amending and/or replacing it. If authorized by legal provisions in force, in case of public auction or sale through broker, the remaining shareholders may have a preemptive right to acquire the rights of the defaulting shareholder pursuant to the provisions set forth by laws. ARTICLE TENTH: the Company shall be managed by a Board of Directors composed of the number of members determined by the Regular Shareholders’ Meeting between a minimum of 3 (three) and a maximum of 14 (fourteen) members, all of whom shall be appointed by the Shareholders’ Meeting. Directors shall hold their position for one fiscal year and may be reelected indefinitely; furthermore, they shall remain in their position until the Shareholders’ Meeting corresponding to the last year of the term of office appoints a replacement. The Shareholders’ Meeting may, likewise appoint Alternate Directors for one year that shall replace, pursuant to order of appointment or as specified when appointed, Regular Directors in case that due to absence, waiver or impediment of any nature the Board of Directors is unable to meet due to lack of quorum. In case there are no Alternate Directors appointed by the Shareholders’ Meeting, the Supervisory Committee shall appoint the necessary members to constitute quorum. Such members shall hold their position until the next Shareholders’ Meeting or until absent Regular Directors are reinstated. The Shareholders’ Meeting must foresee that absolute majority of Directors comply with the conditions set forth in section 256 of General Companies Law No 19.550 and any law amending and/or replacing it. ARTICLE ELEVENTH: before taking office, Directors must deposit with the Company a performance bond for the amount, in the manner and subject to the conditions timely set forth by laws in force. The performance bond may consists of bonds, public securities or amounts of money in domestic or foreign currency deposited with financial entities or central security deposits to the order of the Company or bank bonds or sureties or surety bond or civil liability insurance in favor of the Company or any other guaranty set forth by applicable rules. Alternate Directors must give such performance bond when acting as Regular Directors. Likewise, at the first Board of Directors’ Meeting after the Shareholders’ Meeting appointing them, Directors must fix elected domicile in the Argentine Republic for the purposes set forth in section 256 of General Companies Law No 19.550 and any law amending and/or replacing it shall be applicable. At such meeting the President and Vice-president of the Company shall be appointed. The Vice-president shall replace the President in case of temporary or final absence, disability or abstention. ARTICLE TWELFTH: the Board of Directors shall meet at least once every three months. Meetings of Board of Directors shall be called by the Chairman or any person that replaces him. Any Director may request a meeting of Board of Directors to be held, in which case the Chairman or any person replacing him shall make the call to meet within the fifth business day after reception of the request after notice is sent to Directors and members of the Supervisory Committee at least two business days prior to the date of the meeting. The call for the meeting shall include the agenda thereof. In case the Chairman or any person replacing him fails to make the call, such call may be made by any of the Regular Directors in compliance with the above mentioned provisions. The Board of Directors may act with the presence of the absolute majority of all its members, whether in person or through simultaneous communication means that allow listening and speaking to each other, known as teleconference, provided such means clearly show the identity of the Directors taking part in the distance meeting pursuant to rules in force. The Board of Directors shall resolve by the majority of votes present, including those participants at distance. The Directors absent may authorize other Directors to vote on their behalf at any meeting with sufficient quorum. In case of tie, the President or any person replacing him shall have the tie breaking vote. When the President and the Vice-president are not present at the Board of Directors’ Meeting, the Directors must appoint a chairman before commencement of deliberation. Resolutions of Board of Directors shall be recorded in books and signed within five (5) business days after the meeting was held by Directors and members of the Supervisory Committee. Members of the Supervisory Committee must expressly state in the minutes the name of Directors taking part at distance and of the regularity of decisions adopted at the meeting. The minutes shall include the decisions of Directors present in person and those at distance and their votes as regards every issue considered. ARTICLE THIRTEENTH: the Chairman or the Vice-chairman acting as Chairman shall legally represent the Company. In case of summons, subpoenas, hearings, answer to interrogatories, report requests, Regular Directors appointed to such effect by the Board of Directors may legally represent the Company. ARTICLE FOURTEENTH: powers and duties of the Board of Directors: 1) to carry out all resolutions of Shareholders’ Meetings. To control compliance with these By-laws and enact internal rulings of the Company; 2) to appoint, if deemed necessary, (i) one Executive Committee composed of a minimum of three 3 (three) and a maximum of 5 (five) of its members to solve issues related to the ordinary course of business of the Company as well as any issue requested and/or (ii) any other committee to solve issues related to ordinary course of business that the Board of Directors determines at the time of creation of such committee. If applicable, it shall pass a ruling related to the operation of such Committee and shall determine the remuneration of its members who shall render accounts to the Regular Shareholders’ Meeting; 3) to entrust to certain members temporary or permanent technical and administrative activities in the country or abroad and fix their remuneration; 4) to appoint all personnel of the Company; although such appointments may be delegated to Directors of the Company, to delegate to officers of the Company the powers deemed necessary, to rule their operations and powers, to grant necessary powers to perform their tasks and fix their remuneration that may be a salary, with or without authorization and their bonuses; 5) to resolve, authorize and conclude all convention, agreement as well as any transaction or commitment within the scope of the By-laws and the corporate purpose; 6) to manage, direct and dispose of all businesses and goods of the Company or of third parties entrusted to it with full powers within the scope of the By-laws and the corporate purpose. Therefore, it may perform and execute on behalf of the Company any act and agreement, including those for which the law requires special power of attorney pursuant to the provisions of section 375 of the Civil and Commercial Code of the Nation and of section 9 of Decree-Law 5965/63 ratified by Law 16.478. It may especially operate with all Banks, Financial Companies or credit companies, public or private, national, provincial, municipal or foreign, and carry out banking and financial transactions authorized by Law, being to such effect authorized to accept their pertinent rulings and charters. It may borrow and ask for money with or without security interest and pay it totally or partially. It may grant and revoke general or special powers of attorney for judicial, administrative or other purposes with or without substitution powers. It may file, continue, answer or abandon claims or criminal complaints and civil, commercial and administrative proceedings and carry out all legal acts that make the Company acquire rights and undertake obligations; 7) to issue guarantees and security deposits in favor of individuals or entities with whom the Company has business relationship or in which the Company has interests; 8) to register and acquire trademarks and brand names, patents and inventions and formulae, concessions, licenses and franchises; 9) to create branches, subsidiaries and agencies of the Company where deemed convenient, either in the country or abroad; 10) to prepare the annual report, propose the allocation of dividends and call for Regular and Special Shareholders’ Meetings; 11) to request, if deemed convenient, authorization for public offering, listing and negotiation of shares of the company in any Stock Exchange in the country or abroad; 12) to approve the issuance of negotiable obligations, in accordance with the Negotiable Obligations Law No. 23,576 as amended and supplemented, or debentures not convertible into shares (including without limitation the creation of a global program for the issuance of negotiable obligations and their terms and conditions). Also, the Board of Directors may delegate to the officers that it may determine certain powers related to the setting of the terms and conditions of the issuance and placement of the negotiable obligations, and to the performance of any necessary paperwork for each issuance. In general, the Board of Directors has all powers necessary to comply with and perform the corporate purpose not previously granted to the Shareholders’ Meeting. ARTICLE FIFTEENTH: the Board of Directors may appoint general or special managers with different categories, who shall be entitled to receive the remuneration fixed by the Board of Directors. Their powers and duties shall be determined by the Board of Directors and shall be recorded in the minutes. The appointment may be ordered by the Directors and in such case, they shall act as Chief Executive Officers or any other title related to the position occupied and in this case, the Board of Directors shall determine the remuneration deemed convenient pursuant to the provisions of section 261 of General Companies Law No 19.550, and any law amending and/or replacing it. ARTICLE SIXTEENTH: if the Company is authorized to make a public offering of shares, it shall have an Audit Committee pursuant to the provisions of Capital Markets Law No. 26.831, rules and regulations from the Comisión Nacional de Valores (pursuant to GR 622/2013) and any law amending and/or replacing them (the “Rules from Comisión Nacional de Valores”). The Audit Committee shall be made up of at least 3 (three) regular members as determined by the Board of Directors and such members shall be appointed by the Board of Directors from among its members by simple majority of their members. . The board of Directors may likewise appoint alternate members of the Audit Committee. Directors with knowledge in financial, accounting and business issues may be members of the Audit Committee. At least a majority of members of the Audit Committee shall be independent pursuant to the criteria set forth in the Rules from Comisión Nacional de Valores and of the markets where shares of the Company are listed and/or negotiated, if applicable. Members of the Audit Committee shall hold their position for the term set forth by the Board of Directors at the time of their appointment and may be reelected indefinitely. At the end of their term of office they shall continue in their positions until the replacements are appointed. The lack of condition of Director for any reason shall automatically determine the loss of the condition of member of the Audit Committee. The Shareholders’ Meeting may delegate to the Board of Directors the determination of the Audit Committee budget and must provide sufficient funds in such budget to pay compensation of: 1) any accounting firm with the purpose of preparing and issuing an audit report or prepare any other type of audit, service or attestation services; and 2) any legal advisor that the Audit Committee deems convenient or necessary to hire for the compliance of their tasks. At the first Audit Committee’s Meeting a chairman and vice-chairman who shall replace the chairman in case of absence, impediment or death of the chairman, must be appointed and must pass its internal rules. The Audit Committee must meet at least once every three months or less regularly, upon request of one of its members. Meetings of the Audit Committee must be called by its chairman or vice-chairman. The Audit Committee shall act with the presence of the absolute majority of its members, either in person or communicated through simultaneous communication means. Decisions shall be adopted by the vote of the majority of members taking part in the meeting. In case of tie, the vote of the chairman or of the vice-chairman, if applicable, shall be the tie breaking vote. In case of absence, impediment, waiver or death of any of its members, an alternate member shall replace the regular member pursuant to the order of appointment or as specified at the time of their appointment. Resolutions of the Audit Committee must be recorded in the pertinent minutes book and must be signed by all members taking part in the meeting. In case members participate at distance, minutes shall expressly state the name of such members participating at distance as well as the communication means used to communicate with members present in person. The remaining members of the Board of Directors and members of the Supervisory Committee may be present at deliberation of the Audit Committee with right to speak but not to vote. The powers and duties of the Audit Committee shall be those set forth in legal rules and ruling set forth by the Comisión Nacional de Valores and in stock exchanges and markets whereat shares of the Company are listed and any law amending and/or replacing them. ARTICLE SEVENTEENTH: the fiscalization of the Company shall be under the charge of a Supervisory Committee made up of three 3 (three) Regular Comptrollers and 3 (three) Alternate Comptrollers. Comptrollers shall be appointed by the Regular Shareholders’ Meetings and shall hold their office for the term of one year and shall remain in their position until replaced; they may be reelected indefinitely. In case of absence, waiver, impediment or incapacity of a Regular Comptroller to hold the position it shall be replaced by the Alternate Comptroller appointed to such effect. At the first meeting after the appointment of members, its president, who shall exclusively represent the committee at Board of Directors’ and Shareholders’ Meetings, shall be appointed. This committee shall validly meet with the presence of the absolute majority of its members and shall adopt resolutions by the majority of votes present. This committee shall meet once every three months and when deemed convenient by the president or upon request of any member, in which case the meeting called by the president shall be held within five business days after reception of the request. Otherwise any member may call it. Deliberation and minutes of resolutions shall be recorded in a special book. If the Company is authorized to make public offering of its shares and has an Audit Committee pursuant to the provisions of Capital Markets Law No. 26.831 and provided it is authorized by rules in force by resolution adopted in Special Shareholders’ Meeting with the quorum and majorities set forth in applicable laws, Shareholders may dissolve the Supervisory Committee at any time without need of amending the By-laws pursuant to the terms and conditions set forth by such provisions. ARTICLE EIGHTEENTH: Shareholders’ Meetings shall be held to discuss issues set forth in sections 234 and 235 of General Companies Law No 19.550, and any law amending and/or replacing it and shall be called in the manner, term, terms and conditions set forth by the General Companies Law No 19.550, by the Capital Markets Law No. 26.831, the rules and regulations from the Comisión Nacional de Valores (pursuant to GR 622/2013) and any law amending and/or replacing them, as the case may be, and any other applicable legal and regulatory law. Its resolutions pursuant to law and by-laws are mandatory to all shareholders except for the provisions of section 245 of General Companies Law No. 19.550 and any law amending and/or replacing it that must be complied with by the Board of Directors. The Board of Directors is authorized to call Shareholders’ Meetings simultaneously for first and second call, except if the Company is authorized to make public offering of its shares, in which case such power is restricted to calls for Regular Shareholders’ Meetings. Shareholders’ Meetings shall be deemed convened with the quorum set forth in sections 243 and 244 of General Companies Law No. 19.550 and any law amending and/or replacing it and shall adopt their resolutions with the majorities set forth therein. Shareholders’ Meetings may be held at distance through communications means that allow listening and speaking to each other pursuant to terms and conditions of the Capital Markets Law No. 26.831, rules and rulings of Comisión Nacional de Valores (pursuant to GR 622/2013) and any law amending and/or replacing them, as the case may be, and any other applicable law and ruling. To such effect, quorum and majorities shall be computed regarding members present in person or at distance. ARTICLE NINETEENTH: Shareholders, in order to be present at Shareholders’ Meetings, shall deposit with the Company, their shares, temporary certificates and, if applicable, evidence from accounts of book-entry shares or global certificates at least 3 (three) business days prior to the date of the Shareholders’ Meeting. Otherwise, they may deposit certificates evidencing ownership of shares issued to such effect by National or Foreign Banks, Central Security Deposits or other authorized institutions. Owners of registered or book entry shares which registry is kept by the Company shall only serve notice within the same term to be registered in the meeting attendance book. Shareholders may be presented at the meeting by proxy pursuant to the provisions of section 239 of General Companies Law No. 19.550 and any law amending and/or replacing it. ARTICLE TWENTIETH: the fiscal year shall commence on January 1 and shall end on December 31 of each year. At the closing of the fiscal year the financial statements shall be prepared pursuant to legal regulatory and technical provisions in force. The Shareholders’ Meeting may change the closing date of the fiscal year upon registration of the pertinent resolution before the Public Registry and information of such decision to the controlling authority. Out of net earnings: 1) an amount not lower than 5% up to 20% of the Capital Stock shall be allocated to the legal reserve fund; 2) the amounts set forth by the Shareholders’ Meetings shall be used to create optional reserves; 3) the remaining amount shall be allocated as follows: a) the amounts that the Shareholders’ Meeting resolves to allocate to the Board of Directors and Comptrollers’ Committee pursuant to their performance and irrespective of special remuneration set forth in favor of one or several members of the Board of Directors pursuant to the By-laws. The Board of Directors may, after grounded decision, distribute advances of

Directors’ fees on account of future compensation; b) the amounts necessary to pay the interest set forth for preferred shares, if applicable; c) the amount that the Shareholders’ Meeting decides to allocate as dividends for outstanding shares; and d) the balance resulting shall be carried to the new fiscal year. Interest on preferred shares and dividends must be paid in proportion to their pertinent integrations and prescribe in favor of the Company after three years as from the date they were available for shareholders. ARTICLE TWENTY FIRST: the Board of Directors may allocate temporary or advance dividends on account of the ones approved by the Shareholders’ Meeting in those cases authorized by General Companies Law No. 19.550 and any law amending and/or replacing it. Such dividends may be distributed only on net earnings pursuant to balance sheet approved by the Supervisory Committee. ARTICLE TWENTY SECOND: after dissolution of the Company, the liquidation shall be effected by the Board of Directors then acting or by a liquidation committee that may be appointed by the Shareholders’ Meeting which in both cases shall act under the supervision of the Supervisory Committee. Once debts, dividends and capital corresponding to preferred shares are paid and the capital corresponding to common shares is reimbursed, the remaining amount shall be distributed among common and preferred shares if the latter were issued with additional participation”.